Exhibit 12.2

Certification

I, Ramon Fernandez, certify that:

1. I have reviewed this annual report on Form 20-F/A of Orange;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Orange as of, and for, the periods presented in this report;

/s/ Ramon Fernandez

Name:   Ramon Fernandez

Title:     Chief Executive Officer Delegate, Finance and Strategy

Paris, France

April 23, 2018